Exhibit 99.1

Press Release

oti Reports First Quarter 2015 Financial Results

Rosh Pina, Israel – May 12, 2015 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, reported financial results for the first quarter ended March 31, 2015.

Q1 2015 Operational Highlights

•
Received favorable ruling from the U.S. District Court, Southern District of New York, that certain mobile phones sold by T-Mobile USA, Inc. enabled with NFC technology infringe oti's U.S. Patent No. 6,045,043.

•	Deployed the oti WAVE NFC payment system to Taiwan Mobile Payment Co., a consortium of regional banks in Taiwan.

•	Introduced TRIO Countertop, a new version of its popular TRIO reader designed to address the fast growing market for EMV-compliant cashless payment readers.

•
Awarded a global tender for EasyFuel Plus from an emerging multinational oil company, which will provide NFC-based petroleum payment and management capabilities to the oil company’s retail operations that currently spans three major global regions.

•	Secured a five-year contract extension from the Local Government Economic Services of the Local Authority Ltd. for oti's EasyPark parking management system.

Q1 2015 Financial Details

Total revenues decreased 4% to $5.0 million from $5.2 million in the same year-ago period.

Gross profit was $2.5 million (50% of revenue) compared to $2.6 million (50% of revenue) in the same year-ago period, with the decrease primarily due to lower revenues.

Operating expenses decreased 19% to $4.3 million from $5.4 million in the same year-ago period, primarily attributable to lower general and administrative expenses as well as patent-related expenses.

Net loss from continuing operations totaled $2.1 million or $(0.05) per share, an improvement from a net loss from continuing operations of $3.0 million or $(0.09) per share in the same year-ago period.

Adjusted EBITDA loss from continuing operations totaled $1.1 million, an improvement compared to an adjusted EBITDA loss from continuing operations of $1.7 million in the same year-ago period (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP financial measure, below).

At quarter-end, cash and cash equivalents, and short-term investments totaled $15.8 million.

Management Commentary
“The first quarter was in line with our expectations, with meaningful progress across all of our key corporate initiatives, including generating greater operating efficiencies through productivity gains,” commented oti CEO, Ofer Tziperman. “The significant reduction in net cash consumed from operations as well as the decrease in our total operating expenses by 14% sequentially and 19% year-over-year demonstrates our success with these efforts.

“Externally, we have continued to expand our key global partnerships and distribution channels, and this has attracted strong interest from leading industry players, including major vending machine manufacturers and operators, as well as additional global channel partners.

“Our R&D team is working diligently to meet the strict timelines for project development and integration with various customers and strategic partners, and we expect to convert these engagements into meaningful sales over the coming quarters.

“We are also working to certify new solutions with the major card associations. oti has a long history of innovation and industry firsts, and we expect these new solutions to further our technology leadership in the NFC reader market.

“We have also been moving forward with protecting our unique IP that represents this leadership position in the NFC market, and this was highlighted during the quarter with the favorable ruling from the U.S. District Court against T-Mobile USA.”

Conference Call
oti management will hold a conference call on Thursday, May 14, 2015 at 10:30 a.m. Eastern time to discuss these results.

Investors and analysts are encouraged to submit questions they would like the company to address on the call. Please submit your questions to ir@otiglobal.com by 5:00 p.m. Eastern time today, May 12, 2015.

Date: Thursday, May 14, 2015
Time: 10:30 a.m. Eastern time (7:30 a.m. Pacific time)
Listen-only U.S. dial-in: 877-407-0784
Listen-only international dial-in: 201-689-8560
Webcast: Click here

To listen to the call, dial the conference telephone number 10 minutes prior to start time. An operator will register your name and organization. If you have any difficulty connecting, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 1:00 p.m. Eastern time on the same day through June 14, 2015.

U.S. replay dial-in: 877-870-5176
International replay dial-in: 858-384-5517
Replay ID: 13608464
Webcast: Click here

Use of Non-GAAP Financial Information
This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operation, or adjusted earnings from continuing operation before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of share-based compensation expense, patent litigation and maintenance expenses and other non-recurring expenses. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of OTI’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.
INTERIM UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENT
The following tables reflect selected On Track Innovations Ltd, non-GAAP results reconciled to GAAP results:
(In thousands, except share and per share data)

	Three months ended March 31
	2015	2014
	(Unaudited)	(Unaudited)
Net loss	$(1,760)	$(3,358)

Net (profit) loss from discontinued operations	(362)	344
Financial expenses, net	225	104
Depreciation	298	331
Taxes on income	19	118

TOTAL EBITDA FROM CONTINUING OPERATIONS	$(1,580)	$(2,461)

Patent litigation and maintenance	176	639
Other expenses	77	-
Stock based compensation	180	156
TOTAL ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$(1,147)	$(1,666)

About OTI
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions are used, the company is making forward-looking statements. Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this press release. Such forward-looking statements used in this press release include, but are not necessarily limited to statements regarding our success in making further progress in our corporate initiatives, or generating greater operating efficiencies, or further success in decreasing our cash consumption from operations, or decreasing our operating expenses in the future, if any, or our expectations that we will successfully gain future sources of revenues from existing or potential future partnerships and distribution channels, including with major vending machine manufacturers and operators or global channel partners, or our expectations that our R&D team will actually  succeed meeting the timelines for project development and integration with our customers and strategic partners and convert such engagements into meaningful revenues in the near or mid future, or our expectations in successfully certifying new solutions with major card associations to further our technology leadership in the NFC reader market, or regarding the development and potential benefits from protecting our unique intellectual property, or IP, in the U.S. or elsewhere. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, as well as oti’s new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can provide no assurance that expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
OTIV@liolios.com

Press Contact:
Inbar Ben-Hur
oti Marketing Communication Manager
inbar@otiglobal.com

ON TRACK INNOVATIONS LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	March 31	December 31
	2015	2014
Assets

Current assets
Cash and cash equivalents	$5,569	$5,351
Short-term investments	10,245	11,048
Trade receivables (net of allowance for doubtful
accounts of $667 and $671 as of March 31, 2015
and December 31, 2014, respectively)	3,385	4,299
Other receivables and prepaid expenses	2,890	2,530
Inventories	3,153	3,703

Total current assets	25,242	26,931

Long term restricted deposit for employees benefit	544	555

Severance pay deposits	524	614

Property, plant and equipment, net	8,556	9,234

Intangible assets, net	6	-

Deferred tax asset	44	47

Total Assets	$34,916	$37,381

ON TRACK INNOVATIONS LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	March 31	December 31
	2015	2014
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities
of long-term bank loans	$4,115	$3,617
Trade payables	6,667	7,306
Other current liabilities	2,572	2,656

Total current liabilities	13,354	13,579

Long-Term Liabilities
Long-term loans, net of current maturities	1,870	2,161
Accrued severance pay	1,316	1,456
Deferred tax liability	297	302
Total long-term liabilities	3,483	3,919

Total Liabilities	16,837	17,498

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized –
50,000,000 shares as of March 31, 2015 and
December 31, 2014; issued: 41,996,602 shares as
of March 31, 2015 and December 31, 2014;
outstanding: 40,817,903 shares
as of March 31, 2015 and December 31, 2014	1,055	1,055
Additional paid-in capital	224,414	224,234
Treasury shares at cost - 1,178,699 shares as of March 31,
2015 and December 31, 2014	(2,000)	(2,000)
Accumulated other comprehensive loss	(1,024)	(800)
Accumulated deficit	(203,872)	(202,103)
Total Shareholder’s equity	18,573	20,386
Non-controlling interest	(494)	(503)

Total Equity	18,079	19,883

Total Liabilities and Equity	$34,916	$37,381

 ON TRACK INNOVATIONS LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended March 31
	2015	2014
Revenues
Sales	$3,597	$3,838
Licensing and transaction fees	1,378	1,360

Total revenues	4,975	5,198

Cost of revenues
Cost of sales	2,505	2,600
Total cost of revenues	2,505	2,600

Gross profit	2,470	2,598
Operating expenses
Research and development	968	1,160
Selling and marketing	1,886	2,120
General and administrative	1,241	1,471
Patent litigation and maintenance	176	639
Other expenses	77	-

Total operating expenses	4,348	5,390

Operating loss from continuing operations	(1,878)	(2,792)
Financial expense, net	(225)	(104)

Loss from continuing operations before taxes on income	(2,103)	(2,896)

Income tax	(19)	(118)

Net loss from continuing operations	(2,122)	(3,014)
Net profit (loss) from discontinued operations	362	(344)

Net loss	(1,760)	(3,358)

Net income attributable to noncontrolling interest	(9)	(6)
Net loss attributable to shareholders	$(1,769)	$(3,364)
Basic and diluted net profit (loss) attributable to
shareholders per ordinary share
From continuing operations	$(0.05)	$(0.09)
From discontinued operations	$0.01	$(0.01)
	$(0.04)	$(0.10)
Weighted average number of ordinary shares used in computing basic and diluted net loss per ordinary share	40,856,403	33,196,098

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(In thousands, except share and per share data)

	Three months ended March 31
	2015	2014
Cash flows from continuing operating activities
Net loss from continuing operations	$(2,122)	$(3,014)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued
to employees	180	156
Gain on sale of property and equipment	-	(5)
Depreciation	298	331

Changes in operating assets and liabilities:
Accrued severance pay, net	(20)	25
Accrued interest and linkage differences	(2)	7
Deferred tax, net	19	43
Decrease in trade receivables	1,383	192
Decrease (increase) in other receivables and prepaid expenses	31	(163)
Decrease (increase) in inventories	501	(313)
Decrease in trade payables	(288)	(316)
(Decrease) increase in other current liabilities	(148)	46
Net cash used in continuing operating activities	(168)	(3,011)

Cash flows from continuing investing activities

Purchase of property and equipment	(111)	(98)
Purchase of short term investments	(1,200)	(2,000)
Purchase of intangible assets	(6)	-
Proceeds from maturity or sale of short term investments	2,016	518
Proceeds from sale of property and equipment	-	5
Net cash provided by (used in) continuing investing activities	699	(1,575)

Cash flows from continuing financing activities
Increase (decrease) in short-term bank credit, net	108	(142)
Proceeds from long-term bank loans	-	12
Repayment of long-term bank loans	(229)	(208)
Proceeds from exercise of options	-	225

Net cash used in continuing financing activities	(121)	(113)

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(25)	(874)
Net cash provided by discontinued investing activities	-	695
Net cash used in discontinued financing activities	-	(154)
Total net cash used in discontinued operations	(25)	(333)

Effect of exchange rate changes on cash and cash equivalents	(167)	130

Increase (decrease) in cash and cash equivalents	218	(4,902)
Cash and cash equivalents at the beginning of the period	5,351	14,962

Cash and cash equivalents at the end of the period	$5,569	$10,060